Exhibit 10.29

ADDENDUM TO SERVICE AGREEMENT

THIS ADDENDUM, dated this 22nd day of August 2016, effective as of July 1, 2016 (the "Addendum"), modifies and amends the Service Agreement dated February 19, 2016 (the "Service Agreement") by and between KinerjaPay Corp., a Delaware Corporation (the "Company") and PT. Kinerja Pay Indonesia ("PT. Kinerja Pay"), a company that was being organized under the laws of the State of Indonesia as a wholly-owned subsidiary of the Company, on the one hand, and PT. Kinerja Indonesia, a company organized under the laws of the State of Indonesia (the "Service Provider") as well as the Service Provider of certain intellectual property, kinerjapay.com, to the Company pursuant to an agreement dated December 1, 2015 (the "License Agreement"), on the other hand. PT. Kinerja Pay, the Company and the Service Provider are sometimes referred to individually, as a "Party" and collectively, as the "Parties."

WHEREAS, the Service Provider has heretofore established the requisite infrastructure for billing, collections, payments and related services (the "Payment Services") of the Service Provider, in the furtherance of its various businesses, including its eWallet and Web Portal business that is the subject of the License Agreement with the Company; and

WHEREAS, the Company and PT. Kinerja Pay have determined that it is their best business interests to utilize the Service Provider's Payment Services in addition to the other services Service Provider is providing under the Service Agreement, in lieu of devoting the time, efforts and resources to develop PT. Kinerja Pay's own Payment Services.

NOW THEREFORE, the Parties have agreed as follows:

Section 1 - The Services:

The Service Provider’s services (the "Services") shall include:

(i) The Service Provider shall collect deposits from the users of the licensed web portal, Kinerjapay.com in the forms such as cash deposits, bank transfers, debit cards payments, credit cards payments, and other forms of payment for transactions related to purchases or payments made within the use of PT. Kinerja Pay’s licensed web portal.

(ii) The Service Provider shall distribute the appropriate payments to vendors, less the commissions chargeable (the "Commissions") for all transactions generated by the users while using PT. Kinerja Pay’s licensed web portal upon payment requests made by the vendors, not later than 2 business days of receipt of payment.

(iii) PT. Kinerja Pay shall be paid the Commissions chargable to the users and transactions generated while using the PT. Kinerja Pay’s licensed web portal, which Commissions shall be transferred by the Service Provider to the PT. Kinerja Pay’s Bank Account not later than the 10th day of the following month after receipt and collection.

Section 2 - The Consideration:

In consideration for the Services to be provided by The Service Provider, the Parties have agreed as follows:

(i) The Service Provider shall charge PT. Kinerja Pay the sum of Two Hundred (US$200) US Dollars as an administrative flat fee on a monthly basis as part of the Service Provider’s Payment Services.
(ii) The Service Provider, which has separate vendor agreements with vendors (the "Vendors' Agreements), hereby agrees to assign all Vendors' Agreements to PT. Kinerja Pay by or before the end of 2016.

Section 3 - Miscellaneous:

(i) Entire Agreement: This Addendum constitutes the entire amendment to the separate Service Agreement between the Parties hereto, which Service Agreement shall remain in full force and effect.
(ii) Amendment: This Addendum may not be amended or modified in any respect, except by the mutual written agreement of the Parties hereto.
(iii) Notices: All notices required to be given under this Addendum or the underlying Service Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, or by email, to the following addresses:

If to PT. Kinerja Pay, then to:
PT. Kinerja Pay Indonesia
Attn: Deny Rahardjo, CEO
APL Tower, #07-T9
Jl. S. Parman, Kav 28
Jakarta Barat, Indonesia
Email: denyrah@kinerjapay.co

If to the Service Provider, then to:
PT. Kinerja Indonesia
Attn: Henful, Director
Jl.Multatuli No. 8A
Medan, Indonesia 20151
Email: henfulyap@kinerja.com

(iv) Applicable Law: This Addendum and the underlying Service Agreement shall be governed by and shall be construed, interpreted and enforced in accordance with the laws of the Indonesia. Any dispute arising under this Addendum and the underlying Service Agreement shall be settled by binding arbitration according to the rules and regulations of the Indonesia Law, to be held in Jakarta city, Indonesia.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.

PT. KINERJA INDONESIA

/s/: Henful
Director: Henful

PT. KINERJA PAY INDONESIA

/s/: Deny Rajardjo
CEO: Deny Rahardjo